Exhibit 99.1

uniQure Announces Sale of Commercial Manufacturing Facility to Genezen

~ Proposed divestiture streamlines uniQure’s focus and represents an important milestone in its ongoing effort to significantly reduce operating expenses ~

~ Genezen to manufacture global commercial supply of HEMGENIX® and support uniQure’s pipeline programs as a preferred customer ~

~ uniQure to reduce cash burn by $40 million per year and receive total consideration of $25 million ~

~ uniQure’s comprehensive review of operations and options to reduce expenses is ongoing and expected to be complete in the third quarter of 2024 ~

Lexington, MA and Amsterdam, the Netherlands, July 1, 2024 — uniQure N.V. (NASDAQ: QURE), a leading gene therapy company advancing transformative therapies for patients with severe medical needs, today announced that it has entered into an agreement for the sale of its global manufacturing facility in Lexington, Massachusetts to Genezen, a leading contract development and manufacturing organization specializing in the supply of retroviral vectors, lentiviral vectors, and adeno-associated virus (AAV) technologies.

Genezen agreed to acquire uniQure’s commercial-scale gene-therapy manufacturing facility for total consideration of $25 million, comprised of $12.5 million of newly issued Series C Preferred Stock and a $12.5 million convertible note. In addition, Matt Kapusta, chief executive officer of uniQure, will join the Board of Genezen upon the closing of the transaction, which is expected early in the third quarter of 2024 subject to satisfaction of customary closing conditions.

Under the proposed transaction, Genezen will be responsible for manufacturing global commercial supply of HEMGENIX® for CSL and providing development and manufacturing services to support uniQure’s investigational gene therapies. uniQure and CSL will be entitled to preferred customer status. The majority of uniQure’s employees at the Lexington facility will be offered employment at Genezen to facilitate a seamless transition.

“Today marks a significant step forward in achieving a key strategic goal for uniQure,” stated Matt Kapusta, chief executive officer of uniQure. “We have been focused on meaningfully reducing costs while maintaining our ability to develop and potentially commercialize our gene therapy product candidates. This transaction achieves these objectives by unlocking significant cost savings while maintaining preferential access to world-class gene therapy manufacturing.”

“Additionally, we are continuing to closely review the business to identify additional cost reduction opportunities and expect to announce further progress in the third quarter of 2024,” he added. “We believe a more streamlined uniQure enhances our strategic flexibility for value-creating opportunities and furthers our mission to deliver transformative medicines for patients in need.”

As a result of this transaction, uniQure expects to reduce cash burn by approximately $40 million annually. Upon the closing of the transaction, uniQure anticipates repaying $50 million of outstanding debt, which is expected to yield additional savings in interest expense.

Leerink Partners is serving as financial advisor, and Covington & Burling LLP is serving as legal counsel to uniQure.

About Genezen

Genezen is a contract development and manufacturing organization with a decade's experience at the heart of the rapid growth in the gene and cell therapy market. Genezen is a leader in the supply of retroviral vectors, lentiviral vectors, and AAV. Led by an extremely experienced team, a science-first approach influences continual investment in scalable, high-yield manufacturing processes and best-in-class technologies. For more information about Genezen, please visit genezen.com.

About uniQure

uniQure’s mission is to reimagine the future of medicine by delivering innovative cures that transform lives. The recent approvals of our gene therapy for hemophilia B – a historic achievement based on more than a decade of research and clinical development – represent a major milestone in the field of genomic medicine and ushers in a new treatment approach for patients living with hemophilia. We are now leveraging our modular and validated technology to advance a pipeline of proprietary gene therapies for the treatment of patients with Huntington's disease, refractory mesial temporal lobe epilepsy, amyotrophic lateral sclerosis (ALS), Fabry disease, and other severe diseases. www.uniQure.com

uniQure Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to", "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this press release. Examples of these forward-looking statements include, but are not limited to, statements concerning the completion of the transaction (including the timing thereof), the acquisition of the Company’s manufacturing facility and assets and the consideration to be received by the Company therefor; the terms of the transaction and the post-transaction ownership of Genezen by uniQure; the Company’s expectations that the transaction will reduce operating expenses and cash burn by approximately $40 million per year; the Company’s plans to repay $50 million of outstanding debt in conjunction with the closing of the transaction and related cost savings; and the Company’s ongoing review of operations and options to reduce expenses and expectations regarding the timeline for completion and announcement thereof and whether such review will be successful in reducing operation expenses and increasing shareholder value. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the asset purchase agreement for the transaction or failure to close the transaction; (ii) the institution or outcome of any legal proceedings that may be instituted against the Company or Genezen following the announcement of the proposed transaction; (iii) the inability of the parties to complete the proposed transaction, including due to the failure to satisfy the conditions to closing the transaction; (iv) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (v) the ability to recognize the anticipated benefits of the proposed transaction; (vi) changes in applicable laws or regulations; (vii) costs related to the proposed transaction; (viii) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; (ix) risks associated with the clinical results and the development and timing of the Company’s programs; (x) the Company’s interactions with regulatory authorities, which may affect the initiation, timing and progress of clinical trials and pathways to approval; (xi) the Company’s ability to continue to build and maintain the company infrastructure and personnel needed to achieve its goals; (xii) the continued development and acceptance of gene therapies; (xiii) the Company’s ability to fund its operations and to raise additional capital as needed; and (xiv) the impact of global economic uncertainty, rising inflation, rising interest rates or market disruptions on its business. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities & Exchange Commission (“SEC”), including its Annual Report on Form 10-K filed February 28, 2024 and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

uniQure Contacts:

FOR INVESTORS:		FOR MEDIA:

Maria E. Cantor	Chiara Russo	Tom Malone
Direct: 339-970-7536	Direct: 617-306-9137	Direct: 339-970-7558
Mobile: 617-680-9452	Mobile: 617-306-9137	Mobile:339-223-8541
m.cantor@uniQure.com	c.russo@uniQure.com	t.malone@uniQure.com